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                                                      Exhibit 23








INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
   The Dial Corp:

We consent to the incorporation by reference in The Dial Corp's Registration Statements No.'s 33-41870, 33-57630, 33-64493, 33-
64491, 33-64487 and 33-56531 on Form S-8 and No.'s
33-54465, 33-55360, 33-56841 and 33-64495 on Form S-3 of our
report dated February 23, 1996, appearing in this Annual Report on Form 10-K of The Dial Corp for the year ended December 31, 1995.





/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 22, 1996